Exhibit 10.2

EXECUTION VERSION

PARENT GUARANTY

GUARANTY

This Guaranty (this “Guaranty”), dated as of April 9, 2019, is by SAMSON OIL & GAS LIMITED, a corporation organized under the laws of Australia (the “Guarantor”), for the benefit of AEP I FINCO LLC, as administrative agent (the “Administrative Agent”) for the benefit of the Secured Parties.

WHEREAS, Samson Oil and Gas USA, Inc., a Colorado corporation (the “Borrower”) desires to enter into that certain Credit Agreement, dated as of the date hereof, by and among the Borrower, the Administrative Agent, and the various Lenders party thereto from time to time (as thereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders will make certain advances to or for the account of the Borrower;

WHEREAS, in connection with the execution of the Credit Agreement, it is a condition precedent that the Guarantor absolutely and unconditionally guarantees all of the Obligations pursuant to this Guaranty;

WHEREAS, the Guarantor is a direct parent of the Borrower;

WHEREAS, the Guarantor has agreed to absolutely and unconditionally guarantee the Obligations; and

WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the loans made to the Borrower pursuant to the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the Guarantor hereby agrees as follows:

1.           Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.           Guaranty. To induce the Lenders to make the Loans under the Credit Agreement, the Guarantor hereby unconditionally guarantees, as primary obligor and not merely as surety, the prompt and complete payment and performance when due, whether by demand, acceleration or otherwise, of the Obligations in the currency in which and as such Obligations are to be paid or performed.

3.           Guaranty Absolute. This is a guaranty of payment and not merely of collection. The Guarantor’s obligations under this Guaranty shall be absolute and unconditional, irrespective of: (a) any lack of capacity or authority of the Borrower or any lack of validity, regularity or enforceability of any provision of any Loan Document or other agreement relating to the Obligations; (b) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Loan Documents or Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or Obligation, (c) any variation, extension, waiver, compromise or release of any or all of the Obligations or of any security from time to time provided therefor, (d) any release or amendment or waiver of, or consent to departure from, any other guarantor or any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Loan Documents or Obligations; or (e) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Obligation. This Guaranty shall not be affected by any circumstance (other than complete, irrevocable payment or performance) that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Secured Parties make no representation or warranty in respect of any such circumstance and have no duty or responsibility whatsoever to the Guarantor in respect of the management and maintenance of the Obligations or any collateral therefor. Neither the Administrative Agent, nor any Secured Party, shall be obligated to file any claim relating to the Obligations in the event that the Borrower becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure by the Administrative Agent or such Secured Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Administrative Agent, for itself and as agent for the Secured Parties, in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect of such Obligations, and the Guarantor’s obligations hereunder shall be reinstated, all as if such payment had not been made. The Guarantor waives any right of setoff or counterclaim which the Guarantor may have or acquire against the Administrative Agent or any Secured Party. The Guarantor agrees that this Guaranty is a continuing guaranty and shall cover any present Obligations, and also all Obligations that have been created or may hereafter be created as such Obligations may be changed from time to time. The Guarantor agrees that the Administrative Agent and the Secured Parties may deal freely with the Borrower with respect to the Obligations, without notice to the Guarantor, the same as if this Guaranty had not been given, all without in any way affecting the Guarantor’s obligations hereunder.

4.           Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and each Secured Party that:

(a)          Name, Etc. The Guarantor’s legal name is correctly set forth on the signature page hereto and the other information regarding the Guarantor set forth on Schedule 4(a) is true and correct on the date hereof. Except as set forth on Schedule 4(a), the Guarantor has not changed the Guarantor’s name or, if applicable, principal residence in the past five (5) years or, if applicable, its jurisdiction of organization in the past five (5) years.

(b)          Enforceable Obligations. The Guarantor is duly organized and validly existing in good standing under the laws of its jurisdiction of formation and is, if applicable, duly qualified and in good standing in all such foreign jurisdictions where its business or property so requires, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, and is authorized to enter into this Guaranty and the other Loan Documents to which it is a party. The execution, delivery and performance by the Guarantor of the Loan Documents to the extent the Guarantor is a party thereto: (i) will not violate any law or regulation, or any order or decree of any court or Governmental Authority; (ii) will not violate any Organizational Documents of the Guarantor, (iii) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Guarantor is a party or by which the Guarantor or any of the Guarantor’s property is bound; (iv) will not result in the creation or imposition of any lien upon any of the property of the Guarantor; and (v) do not require the consent or approval of any Governmental Authority or any other Person, except such consents as have been obtained. This Guaranty has been duly authorized, executed and delivered by or on behalf of the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting creditors’ rights and general principles of equity.

2

(c)          Compliance with Laws. The Guarantor is not in violation in any material respect of any applicable law, rule, regulation, order, judgment, writ or decree of any Governmental Authority applicable to it or its property.

(d)          Taxes. The Guarantor has timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by it (after giving effect to any extension granted in the time for filing), and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which Guarantor has set aside on its books adequate reserves in accordance with GAAP.

(e)          Solvency. The Guarantor is Solvent.

(f)          Financial Statements. The Guarantor or the Borrower has furnished to the Administrative Agent the financial statements required to be delivered pursuant to the Credit Agreement. Such financial statements fairly present, in all material respects, the consolidated financial position of the Guarantor, subject to year-end audit adjustments and the absence of footnotes in the case of unaudited quarterly statements. Since the date of the audited annual financial statements most recently delivered pursuant to the Credit Agreement, there have been no changes with respect to the Guarantor and its Subsidiaries, which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(g)          Complete Disclosure. All factual information, including, without limitation, all financial statements, furnished by or on behalf of the Guarantor to the Administrative Agent or any Secured Party for purposes of or in connection with this Guaranty and the other Loan Documents is true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any material fact necessary to make such information not materially misleading at such time in light of the circumstances under which such information is provided. Since the date of the Guarantor’s most recent financial statement, tax return or other financial representations delivered or made to the Administrative Agent or any Lender, there have been no changes with respect to the Guarantor, which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3

(h)          Absence of Undisclosed Liabilities. Except for (i) the Obligations, (ii) the liabilities and obligations reflected in the financial statements previously delivered to Administrative Agent or any Lender, and (iii) liabilities and obligations permitted under the Loan Documents, the Guarantor has no liabilities or obligations, either accrued, contingent or otherwise, or any unusual long-term commitments or unrealized losses.

(i)           Foreign Assets Control Regulations, Etc. The Guarantor is not (i) in violation of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended; (ii) on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation; (iii) in violation of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001; (iv) a Person designated under Section 1(b), (c) or (d) or Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders; or (v) to the best of its knowledge, engaging in any dealings or transactions, or is otherwise associated, with any of the foregoing blocked Persons.

(j)           No Default. The Guarantor is not, and after giving effect to this Guaranty shall not be, in default in the payment or performance of any Contractual Obligation and the execution, delivery and performance of this Guaranty will not violate or result in a default under any Contractual Obligation of the Guarantor or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Guarantor or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(k)          No Litigation. No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Guarantor, threatened in writing against or affecting the Guarantor or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (after taking into account insurance proceeds or other recoveries from third parties actually recovered) or (ii) which in any manner draws into question the validity or enforceability of this Guaranty or any other Loan Document.

(l)           Benefit to the Guarantor. The Guarantor (i) is a direct or indirect parent of the Borrower, (ii) the Guarantor’s guaranty pursuant to this Guaranty may reasonably be expected to benefit, directly or indirectly, the Guarantor and (iii) the Guarantor has determined that this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Borrower.

(m)         Miscellaneous. The Guarantor has made its own credit analysis with respect to the Borrower and the Obligations and has made such arrangements with the Borrower not inconsistent with the provisions hereof as it has deemed appropriate. The Guarantor will receive substantial direct or indirect benefits in connection with the Obligations and the waivers of suretyship defenses are knowingly made in contemplation of such benefits. The Guarantor has not transferred, concealed or removed any of its property with the intent to hinder, delay or defraud its creditors, nor is it now making this Guaranty with intent to hinder, delay or defraud its creditors.

4

5.           Covenants. Until the payment in full in cash of all Obligations under the Credit Agreement and the termination or expiration of all Commitments thereunder, the Guarantor covenants and agrees that the Guarantor will cause (and will cause the Borrower) to be performed, complied with, observed and fulfilled each of the covenants, agreements and obligations applicable to the Guarantor or Borrower, as applicable, contained in the Credit Agreement, including, without limitation, those contained in Articles V and VII of the Credit Agreement.

6.           Taxes. All payments by the Guarantor under this Guaranty shall be made free and clear of any restrictions or conditions, without set off or counterclaim (any such setoff and/or counterclaim rights of Guarantor being hereby expressly waived by Guarantor, to the maximum extent permissible under the applicable law), and free and clear of, and without any deduction or withholding whether for or on account of tax or otherwise. If any such deduction or withholding is required by law to be made by the Guarantor or any other Person (whether or not a party to, or on behalf of a party to this Guaranty) from any sum paid or payable by, or received or receivable from, the Guarantor, the Guarantor shall pay in the same manner and at the same time such additional amounts as will result in the Administrative Agent’s receiving and retaining (free from any liability other than tax on its overall net income) such net amount as would have been received by it had no such deduction or withholding been required to be made.

7.           Waiver. The Guarantor hereby waives any notices or confirmations whatsoever of acceptance by the Administrative Agent, for itself and as agent for the Secured Parties, of this Guaranty and as to the current condition of the Obligations or any changes therein from time to time and the manner of advancing or collecting the same or otherwise. If an Event of Default occurs, the Guarantor hereby waives any demands or notices whatsoever in respect thereof and any requirement of legal or equitable proceedings or otherwise by the Administrative Agent, for itself and as agent for the Secured Parties, or by any Secured Party against the Borrower or any other guarantor of the Obligations or any collateral securing the Obligations or the obligations hereunder as a condition precedent to enforcing the obligations of the Guarantor hereunder. To the extent not referred to above, the Guarantor hereby waives all defenses (other than payment) which the Borrower may now or hereafter have to the payment of the Obligations, together with all suretyship defenses, which could otherwise be asserted by the Guarantor.

8.          Waiver of Subrogation. The Guarantor agrees not to exercise any rights which it may acquire by way of subrogation or by any indemnity, reimbursement or other agreement until all the Obligations have been indefeasibly paid in full in cash and the Loan Documents have been terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Obligations, whether matured or unmatured.

5

9.          Successors and Assigns. This Guaranty shall be binding upon the Guarantor, the Guarantor’s successors and permitted assigns, and shall inure to the benefit of the Administrative Agent’s and each Secured Party’s successors and permitted assigns.

10.         Severability. Any provision in this Guaranty that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions of this Guaranty in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction.

11.         Termination. Subject to reinstatement of this Guaranty pursuant to Section 3 hereof, upon the indefeasible payment and performance in full of the Obligations in cash, this Guaranty shall terminate.

12.         Amendments. The Guarantor agrees that no agreement on the Administrative Agent’s behalf, for itself and as agent for the Secured Parties, to waive or modify this Guaranty or any provision hereof shall be valid or binding unless evidenced by a writing signed by the Administrative Agent. No failure on the part of any Lender or the Administrative Agent, for itself and as agent of the Secured Parties, to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Administrative Agent, for itself and as agent for the Secured Parties, or allowed the Administrative Agent by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Administrative Agent, for itself and as agent for the Secured Parties, from time to time.

13.         Expenses. The Guarantor agrees, to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of counsel) in any way relating to the enforcement or protection of the Secured Parties’ rights hereunder or in connection with a breach by the Borrower of the Obligations.

14.         APPLICABLE LAW.

(a)          THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

6

(b)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND OF ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH APPELLATE COURTS. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Guarantor or its properties in the courts of any jurisdiction.

(c)          EACH PARTY HERETO irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Guaranty irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Guaranty or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

(e)          WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.         Giving Notice. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.1 of the Credit Agreement (whether or not then in effect), as such address may be changed by written notice to the Administrative Agent and the Borrower. All communications and notices hereunder to the Parent shall be given to it in care of the Borrower, with such notice to be given as provided in Section 10.1 of the Credit Agreement (whether or not then in effect).

7

16.         Set-Off. Upon the occurrence and continuance of an Event of Default, the Administrative Agent or any Secured Party in its discretion may also set-off any or all of the Obligations against any securities, cash or other property of the Guarantor in the possession of the Administrative Agent or any Secured Party and against any obligations owed to the Guarantor by the Administrative Agent or any Secured Party to the extent that it does not impact such party’s ability to recover amounts owed to the Administrative Agent. THE GUARANTOR UNDERSTANDS THAT PURSUANT TO THE TERMS OF THIS GUARANTY THE GUARANTOR IS ALLOWING THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY TO SET-OFF ANY OR ALL OBLIGATIONS OF THE GUARANTOR TO THE ADMINISTRATIVE AGENT OR A SECURED PARTY AND BY ALLOWING FOR SUCH SET-OFF, THE GUARANTOR IS WAIVING ALL OF ITS RIGHTS TO LIMIT SET-OFF TO THOSE OBLIGATIONS WHICH ARE MUTUAL AS BETWEEN THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY AND THE GUARANTOR.

17.         Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Guaranty.

18.         Counterparts; Integration. This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Guaranty, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Guaranty or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

19.         USA Patriot Act. The Administrative Agent hereby notifies the Guarantor that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Guarantor, which information includes the name and address of the Guarantor and other information that will allow the Administrative Agent or any Secured Party to identify the Guarantor in accordance with the USA Patriot Act.

20.         NO ORAL AGREEMENTS. THIS WRITTEN GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

8

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the dated specified in the preamble.

SAMSON OIL & GAS LIMITED, a corporation organized under the laws of Australia

By:
Name:	Terry Barr
Title:	Managing Director and Chief Executive Officer

Signature Page to Parent Guaranty

S-1

Acknowledged and Agreed

as of the date first above written:

ADMINISTRATIVE AGENT:

AEP I FINCO LLC

By:
Name:	James Avery
Title:	Managing Partner

Signature Page to Parent Guaranty

S-2

Schedule 4(a)

Name	Jurisdiction of Organization	Location of Chief Executive Office	Notice Address (if different)
Samson Oil & Gas Limited	Australia	1331 17th Street, Suite 710 Denver, Colorado 80202	N/A

Name and/or Jurisdictional Changes:

None.